Exhibit 4.2
ADOPTION AGREEMENT
FOR
SPECIMEN SECTION 451
DEFERRED COMPENSATION PLAN
     By executing this Adoption Agreement, the Employer named below establishes the SPECIMEN SECTION 451 DEFERRED COMPENSATION PLAN, as set forth in this Adoption Agreement and in the Specimen Section 451 Deferred Compensation Plan document (the “Plan Document”), which is incorporated by reference into this Adoption Agreement.
     THE FAILURE PROPERLY TO FILL OUT THIS ADOPTION AGREEMENT MAY RESULT IN ADVERSE TAX CONSEQUENCES TO PLAN PARTICIPANTS AND SIGNIFICANT LIABILITY TO THE EMPLOYER.
     THIS PLAN IS TO BE USED ONLY BY FOR-PROFIT EMPLOYERS.
     IF YOU HAVE ANY QUESTIONS CONCERNING THE ADOPTION AGREEMENT OR THE PLAN, CONTACT CPI QUALIFIED PLAN CONSULTANTS.
     ALL CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS ADOPTION AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN DOCUMENT.
A1.	Name of Plan
          ___The TALX Corporation Nonqualified Savings & Retirement Plan___
EMPLOYER INFORMATION
B1.	Name of Employer (Sponsor of the Plan)
                      ___TALX Corporation
B2.	Address
___11432 Lackland Road
Street Address (Not a P.O. Box)
___St. Louis, MO 63146
City, State and Zip Code
___314-214-7000
Telephone Number

B3.	Employer’s Federal Tax Identification Number:
               ___43-0988805
B4.	Affiliated Employers

The following affiliated employers will participate in the Plan:

___TALX UCM Services, Inc — 43-0894768

___Ti3, Inc. — 75-2685241

___Jon-Jay Associates — 04-2459280

___Performance Assessment Network — 35-2106505

___NetProfit — 57-1031706

Each affiliated employer that adopts the Plan must execute this Adoption Agreement.
PLAN INFORMATION
C1.	Effective Date — 6/1/06

(Select One)

This Adoption Agreement shall:
(X)	establish a new Plan effective as of ___June 1, 2006 , the “Effective Date”.

( )	constitute an amendment and restatement in its entirety of a previously established Code section 451 Plan of the Employer which initially was effective as of . This amendment and restatement is adopted as of , the “Effective Date”.
     YOU SHOULD CONSULT WITH COMPETENT ERISA COUNSEL BEFORE AMENDING AND RESTATING A PRE-JANUARY 1, 2005 PLAN AS DOING SO MAY RESULT IN CERTAIN ADVERSE TAX CONSEQUENCES.
C2.	Name of Plan Administrator

(Select One)

(X)	The Employer, using the Employer’s address.

( )	Other . If other is selected, complete the following:
               (Name)
( )	Use Employer’s Address

( )	Use the following address, telephone number and Federal Taxpayer Identification Number:

Street Address (Not a P.O. Box)

City, State and Zip Code

Telephone Number

Federal Tax Identification Number
C3.	Trust

(Select One)
( )	The Employer will not enter into a “rabbi trust” to establish a source from which to pay benefits under the Plan. Rather, Plan benefits will be paid from the Employer“s general assets.

(X)	The Employer (and any adopting Affiliated Employers) will enter into a “rabbi trust” to establish a source from which to pay benefits under the Plan. The Trustee(s) shall be:

___Central Bank & Trust Company Name of Licensed Trust Company or Individuals Who Will Serve as Trustee(s)

Street Address

___Hutchinson, KS City, State and Zip Code

Telephone Number

ELIGIBILITY
     ONLY INDIVIDUALS WHO ARE MEMBERS OF A SELECT GROUP OF THE EMPLOYER’ MANAGEMENT OR HIGHLY COMPENSATED EMPLOYEES ARE PERMITTED BY LAW TO PARTICIPATE IN THE PLAN.
     (Complete all that apply)
D1.	As of the Effective Date, eligibility will be limited to:
(X)	The following named individuals, each of whom is classified as a member of a select group of the Employer’ management or highly compensated employees:
___those employees of the Company who (1) are among the highest 8% of employees when ranked on the basis of compensation and (2) will have W-2 earnings with TALX Corporation of at least $100,000 related to salary, commissions, and bonuses for a calendar year.

IN THE FUTURE, THE EMPLOYER MAY CHANGE THE INDIVIDUALS WHO ARE ELIGIBLE FOR PLAN PARTICIPATION BY RESOLUTION OF THE EMPLOYER’S GOVERNING BODY.
( )	Individuals holding the following policy-making positions within the Employer:

IN THE FUTURE, THE EMPLOYER MAY CHANGE THE POSITIONS THAT ARE ELIGIBLE FOR PLAN PARTICIPATION BY RESOLUTION OF THE EMPLOYER’S GOVERNING BODY.
D2.	The Entry Date for individuals determined to be eligible to participate in the Plan is
     (Select One)
     ( ) The first day of the payroll period occurring on or after the date on which he or she is eligible to participate.
     (X) The ___April 1                     (e.g., January 1) occurring on or after the date on which he or she is eligible to participate.
CONTRIBUTIONS
E1.	Participant Compensation Deferrals

(Select One)
(X)	will

( )	will not
     be permitted.
E2.	The Employer

(Select One)
(X)	will

( )	will not
     permit Participants to defer Performance-Based Compensation.
E3.	The Employer

(Select One)
( )	will

(X)	will not
     link this Plan to the Employer’s Qualified Plan. The purpose of linking this Plan to the Employer’s Qualified Plan is to limit a Participant’s Compensation Deferrals with respect to a Plan

Year to: (i) an amount equal to the maximum amount of voluntary deferrals for that Plan Year permissible for 401(k) plans under Code section 402(g) (not taking into account the additional catch-up limit for 401(k) plans); minus (ii) compensation deferrals by that Participant to the Employer’s 401(k) plan.
E4.	Employer Contributions

(Select One)
(X)	might

( )	will not
     be made.
E5.	Employer Contributions will be:

(Select One)
( )	N/A

( )	Made on a participant-by-participant basis at the discretion of the Employer

(X)	Based on a participant’s “compensation” for the Plan year, in the following manner:

___Discretionary; if made, will be 40% of salary deferrals, not to exceed

___6% of a Participant’s compensation

A participant’s “compensation”, for purposes of determining the amount of the Employer’s contribution on behalf of a participant, shall consist of the following (Select One and Complete if necessary):

( )	N/A

( )	W-2 earnings

( )	W-2 earnings plus

(X)	W-2 earnings minus _any non-cash equity-based compensation

( )	W-2 earnings plus , and minus
INVESTMENT OF ACCOUNTS
F1.	The deemed investment of participant contributions (and earnings thereon) shall be directed by:
( )	N/A

(X)	The participant

( )	The employer
F2.	The deemed investment of employer contributions (and earnings thereon) shall be directed by:
( )	N/A

(X)	The participant

( )	The employer
VESTING
     IT IS THE EMPLOYER’S RESPONSIBILITY TO INFORM THE PLAN ADMINISTRATOR OF A PARTICIPANT’S VESTING DATE.
G1. A Participant shall become vested in his or her Employer Contribution Credit Account under the Plan in accordance with the following schedule:
(Select One)

( )	N/A. A Participant shall be fully vested in his or her Employer Contribution Credit Account at all times.

( )	Years of Service	Vested Percentage
	Under 3 Years	0%
	3 Years of More	100%

(X)	Years of Service	Vested Percentage
	Under 1 Year	0%
	1 Year but not 2 Years	33.34%
	2 Years but not 3 Years	66.67%
	3 Years or More	100%

( )	Years of Service	Vested Percentage
	Under 5 Years	0%
	5 Years of More	100%

( )	Years of Service	Vested Percentage
	Under 1 Year	0%
	1 Year but not 2 Years	16.67%
	2 Years but not 3 Years	33.34%
	3 Years but not 4 Years	50.00%

	4 Years but not 5 Years	66.67%
	5 Years but not 6 Years	83.35%
	6 Years or More	100%

( )	Years of Service	Vested Percentage
	Under 1 Year	0%
	1 Year but not 2 Years	10%
	2 Years but not 3 Years	20%
	3 Years but not 4 Years	30%
	4 Years but not 5 Years	40%
	5 Years but not 6 Years	50%
	6 Years but not 7 Years	60%
	7 Years but not 8 Years	70%
	8 Years but not 9 Years	80%
	9 Years but not 10 Years	90%
	10 Years or More	100%
ALL COMPENSATION DEFERRAL ACCOUNTS ARE FULLY VESTED AT ALL TIMES IN THE PARTICIPANTS.
DISTRIBUTIONS
A PARTICIPANT’S ACCOUNT, TO THE EXTENT VESTED, WILL BECOME DISTRIBUTABLE TO THE PARTICIPANT UPON THE DISTRIBUTION DATE THAT THE PARTICIPANT ELECTS ON THE APPROPRIATE ELECTION FORM. IT IS THE EMPLOYER’S RESPONSIBILITY TO NOTIFY THE PLAN ADMINISTRATOR OF DISTRIBUTION DATE(S).
H1. Distribution Timing under the Plan
As elected by the Participant in accordance with the terms of the Plan, a Participant will receive a distribution (or commencement of distributions) of his or her vested Account upon:
(Select all that the Employer chooses to permit — the Employer must select at least one of the following)
( )	the fixed payment date elected by the Participant on the appropriate Election Form

(X)	ninety (90) days following the Participant’s Separation from Service with the Employer for any reason (including death or Disability)

( )	at the earlier of the fixed payment date elected by the Participant or ninety (90) days following the Participant’s Separation from Service with the

Employer for any reason (including death or Disability)
( )	at the earlier of (i) the fixed payment date elected by the Participant, (ii) ninety (90) days following the Participant’s Separation from Service with the Employer for any reason (including death or Disability), or (iii) ninety (90) days after a Change in Control of the Employer
IF A PARTICIPANT FAILS TO DESIGNATE PROPERLY THE TIMING OF DISTRIBUTION OF THE PARTICIPANT’S BENEFIT UNDER THE PLAN, THE PARTICIPANT WILL BE DEEMED TO HAVE ELECTED DISTRIBUTION (OR COMMENCEMENT OF DISTRIBUTION) OF HIS OR HER VESTED ACCOUNT NINETY DAYS FOLLOWING SEPARATION FROM SERVICE (SUBJECT TO THE SIX MONTH DELAY RULE FOR SPECIFIED EMPLOYEES).
Select the below if Unforeseeable Emergency distributions are permitted:
(X)	A Participant may receive a distribution if the Participant incurs an Unforeseeable Emergency (in accordance with the rules established by the Plan).
H2.	If a fixed payment date is elected in Section H1 above, the participant
     (Select One)
     ( ) may
     (X) may not
     elect to delay the fixed payment date on a continual basis in accordance with the rules established in the Plan.
H3.	Form of Distribution. Distributions under the Plan may be made (Select one or both):
     (X) In lump sum form.
     ( ) In annual installments over a period up to 10 years, as selected by the Participant in accordance with the rules established by the Plan.
     IF A PARTICIPANT FAILS TO DESIGNATE PROPERLY THE FORM OF DISTRIBUTION OF THE PARTICIPANT’S BENEFIT UNDER THE PLAN, THE PARTICIPANT WILL BE DEEMED TO HAVE ELECTED DISTRIBUTION (OR COMMENCEMENT OF DISTRIBUTIONS) OF HIS OR HER VESTED ACCOUNT IN A LUMP SUM.
MISCELLANEOUS
I1.	Expenses incurred in connection with the Plan

     (Select One)
(X)	shall be charged against the balance in each individual’s Plan Account and paid out of the amounts held in the Trust attributable to the individual’s Plan Account.

( )	shall be paid by the Employer from its general assets.
     BY SIGNING THIS ADOPTION AGREEMENT, THE EMPLOYER (i) CERTIFIES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE EFFECTS OF THIS PLAN AND THE TRUST, AS APPLICABLE, ON ALL PARTIES, (ii) ACKNOWLEDGES RECEIPT OF THE CURRENT PROSPECTUS(ES) FOR THE FUNDS TO BE OFFERED UNDER THE PLAN (WHETHER THE INVESTMENTS ARE IN A TRUST OR HELD AS GENERAL ASSETS OF THE EMPLOYER), IF APPLICABLE, AND (iii) REPRESENTS THAT EACH PARTICIPANT WITH THE RIGHT TO DIRECT PLAN INVESTMENTS WILL RECEIVE A PROSPECTUS FOR EACH FUND IN WHICH CONTRIBUTIONS ATTRIBUTABLE TO HIS OR HER PLAN ACCOUNT MAY BE INVESTED.
PLAN ADOPTION:
IN WITNESS WHEREOF, the Employer (and adopting Affiliated Employer, if any) hereby cause this Plan to be executed on this                      day of                                          ,                      .

_TALX Corporation; TALX UCM	By:
_Services, Inc; Ti3, Inc.; Jon-Jay
_Associates ; Performance Assessment___	By:
_Network, NetProfit
Type or Print Employer’s Name	Type or Print Name and Title of Signing Officer:

___ L. Keith Graves, Senior V.P. & CFO

___ William W. Canfield, President & CEO___